Exhibit 21.0

                            SCHEDULE OF SUBSIDIARIES

                                                Jurisdiction of
Name                                            Incorporation
----                                            -------------

Kahn Consulting, Inc.                           New York
KCI Management, Inc.                            New York
Klick, Kent & Allen, Inc.                       Virginia
L.W.G., Inc.                                    Illinois
S.E.A., Inc.                                    Ohio
Teklicon, Inc.                                  California